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                                                                   EXHIBIT 23(a)


                        CONSENT OF ERNST AND YOUNG, LLP,
                              INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the registration statement on Form S-8 of Comerica Incorporated, pertaining to the registration of 3,000,000 shares of common stock with respect to the Comerica Incorporated 1997 Long-Term Incentive Plan, of our report dated January 22, 1997, with respect to the consolidated financial statements of Comerica Incorporated, incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.



March 31, 1997








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